February 21, 2019

GenMark Diagnostics Reports Fourth Quarter and Full Year 2018 Results

CARLSBAD, Calif - GenMark Diagnostics, Inc. (Nasdaq: GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the fourth quarter and year ended December 31, 2018.

Financial Highlights

•	Revenues for the full year 2018 were $70.8 million, an increase of 35% over 2017

◦	ePlex® revenue for the full year 2018 of $37.9 million, an increase of more than 270% over 2017

•	Revenues for the fourth quarter of 2018 were $19.4 million, an increase of 21% over the prior year period

◦	ePlex revenue for the fourth quarter of 2018 of $12.1 million, an increase of approximately 110% over the prior year

Operational Highlights

•	Placed 42 net new ePlex analyzers in the fourth quarter of 2018, exiting the year with a global installed base of 354 ePlex analyzers

•	Received FDA 510(k) market clearance for the company’s ePlex Blood Culture Identification Gram-Positive Panel (BCID-GP) and Fungal Pathogen Panel (BCID-FP)

•	Announced Executive Leadership Changes

◦	Former CFO Scott Mendel to assume newly created position as Chief Operating Officer

◦	Former Vice President of Finance and Corporate Controller Johnny Ek promoted to Chief Financial Officer

•
Expanded and restructured term loan agreement adding $11 million to the balance sheet on February 1, 2019 with potential to increase by an additional $15 million upon meeting certain revenue milestones

“I'm proud of our many accomplishments in 2018, including driving global commercial ePlex adoption, expanding our ePlex test menu, and improving manufacturing cost and yield efficiencies,” said Hany Massarany, President and Chief Executive Officer. “With a highly experienced commercial team and expanded ePlex menu, this year we will remain focused on growing our market share and installed base of ePlex systems. We will also continue to implement additional manufacturing improvements which further drive cost efficiencies and help achieve our ePlex gross margin target of 60%-plus over the next two to three years.”

Fourth Quarter Financial Results
Revenue was $19.4 million in the fourth quarter of 2018, an increase of 21% versus $16.0 million in the fourth quarter of 2017. Gross profit was $5.3 million, or 27% of revenue, compared with $4.7 million, or 30% of revenue in the same period of 2017.

Operating expenses for the fourth quarter of 2018 were $15.9 million compared to $18.7 million in the same period of 2017. The decrease was largely due to reduced ePlex development expenses.

Loss per share was $0.21 for the fourth quarter of 2018, compared to a $0.26 loss per share in the fourth quarter of 2017.

Full Year 2018 Financial Results
Revenue was $70.8 million in 2018, an increase of 35% versus $52.5 million in 2017. Gross profit was $19.5 million, or 28% of revenue, compared with $20.0 million, or 38% of revenue in the prior year.

Operating expenses for 2018 were $67.3 million compared to $79.5 million in 2017. The decrease was largely due to reduced ePlex development expenses.

Loss per share was $0.91 for 2018, compared to a $1.21 loss per share in 2017.

Cash and investments were $45.2 million as of December 31, 2018.

Guidance for Full Year 2019
GenMark expects total revenue for the full year 2019 to be in the range of $85 million to $90 million.

Global ePlex placements are expected to range from 170 to 190 net new analyzers with an annuity per analyzer of $135,000 to $145,000. The ePlex platform is expected to reach 75% of total 2019 revenue, representing 70% year-over-year growth in ePlex revenues.

Gross margin is expected to be in the 28% to 30% range and operating expenses are expected to be approximately $65 million to $70 million.

Cash usage is projected to decline year over year to $25 million to $30 million.

Webcast and Conference Call Information
GenMark will be hosting a conference call to discuss fourth quarter results in further detail on Thursday, February 21, 2019 starting at 4:30 p.m. ET. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 8163576 approximately five minutes prior to the start time.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections.  For more information, visit www.genmarkdx.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our future financial performance, regulatory submissions and approvals, plans and objectives of management, and the timely and effective commercialization and clinical impact of our ePlex system, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Lynn Pieper Lewis or Leigh Salvo
(415) 937-5404

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	As of December 31,
	2018	2017
ASSETS:
Current Assets:
Cash and cash equivalents	$36,286	$26,754
Short-term marketable securities	8,882	45,236
Accounts receivable, net of allowances of $75 and $2,754, respectively	11,534	10,676
Inventories	10,244	10,949
Prepaid expenses and other current assets	1,483	2,216
Total current assets	68,429	95,831

Property and equipment, net	21,070	22,581
Intangible assets, net	2,023	2,624
Restricted cash	758	758
Other long-term assets	701	505
Total assets	$92,981	$122,299

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$9,886	$11,171
Accrued compensation	7,358	5,419
Current portion of long-term debt	—	7,927
Other current liabilities	3,043	3,226
Total current liabilities	20,287	27,743

Deferred rent	2,996	3,059
Long-term debt	36,042	20,099
Other noncurrent liabilities	109	241
Total liabilities	59,434	51,142

Commitments and contingencies - See Note 7

Stockholders' equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 56,240 and 55,066 shares issued and outstanding, respectively	6	6
Additional paid-in capital	500,344	487,525
Accumulated deficit	(466,883)	(416,383)
Accumulated other comprehensive income	80	9
Total stockholders’ equity	33,547	71,157
Total liabilities and stockholders’ equity	$92,981	$122,299

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Product revenue	$19,325	$15,947	$70,481	$52,260
License and other revenue	53	75	278	259
Total revenue	19,378	16,022	70,759	52,519
Cost of revenue	14,106	11,287	51,278	32,514
Gross profit	5,272	4,735	19,481	20,005
Operating expenses:
Sales and marketing	5,813	5,584	21,777	20,557
General and administrative	4,147	4,651	17,545	16,205
Research and development	5,924	8,463	27,931	42,760
Total operating expenses	15,884	18,698	67,253	79,522
Loss from operations	(10,612)	(13,963)	(47,772)	(59,517)
Other income (expense):
Interest income	134	208	711	561
Interest expense	(862)	(771)	(3,108)	(3,042)
Other income (expense)	(143)	22	(192)	249
Total other income (expense)	(871)	(541)	(2,589)	(2,232)
Loss before provision for income taxes	(11,483)	(14,504)	(50,361)	(61,749)
Income tax expense (benefit)	80	32	139	101
Net loss	$(11,563)	$(14,536)	$(50,500)	$(61,850)
Net loss per share, basic and diluted	$(0.21)	$(0.26)	$(0.91)	$(1.21)
Weighted average number of shares outstanding, basic and diluted	56,065	54,910	55,669	51,169

Other comprehensive loss:
Net loss	$(11,563)	$(14,536)	$(50,500)	$(61,850)
Other comprehensive income/(loss):
Foreign currency translation adjustments, net of tax	15	(229)	44	(84)
Net unrealized gains (losses) on marketable securities, net of tax	1	22	27	(2)
Total other comprehensive income/(loss)	16	(207)	71	(86)
Total comprehensive loss	$(11,547)	$(14,743)	$(50,429)	$(61,936)

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years ended December 31,
	2018	2017	2016
Operating activities:
Net loss	$(50,500)	$(61,850)	$(50,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,088	5,317	3,916
Net amortization/(accretion) of premiums/discounts on investments	(142)	(39)	89
Gain on sale of investment in preferred stock	—	—	(9)
Amortization of deferred debt issuance costs	938	1,132	388
Stock-based compensation	11,697	12,170	9,236
Provision for bad debt	23	14	13
Non-cash inventory adjustments	1,426	1,323	134
Other non-cash adjustments	15	(224)	145
Changes in operating assets and liabilities:
Accounts receivable	(878)	(1,555)	(2,250)
Inventories	(2,414)	(10,512)	(3,450)
Prepaid expenses and other assets	854	(599)	(613)
Accounts payable	(1,389)	2,557	4,105
Accrued compensation	1,059	(263)	2,172
Other current and non-current liabilities	(289)	(893)	1,088
Net cash used in operating activities	(32,512)	(53,422)	(35,637)
Investing activities:
Payments for intellectual property licenses	—	(500)	(1,500)
Purchases of property and equipment	(2,575)	(4,815)	(7,000)
Purchases of marketable securities	(29,778)	(70,989)	(33,688)
Proceeds from sales of marketable securities	—	13,896	8,015
Maturities of marketable securities	66,300	37,500	10,050
Net cash provided by (used in) investing activities	33,947	(24,908)	(24,123)
Financing activities:
Proceeds from issuance of common stock	1,061	87,267	30,920
Costs incurred in conjunction with public offering	—	(5,469)	(1,143)
Principal repayment of borrowings	(92)	(7,848)	(40)
Proceeds from borrowings	7,098	15,000	10,000
Costs associated with debt issuance	(20)	(187)	(90)
Proceeds from stock option exercises	22	287	712
Net cash provided by financing activities	8,069	89,050	40,359
Effect of exchange rate changes on cash	28	75	(25)
Net increase (decrease) in cash and cash equivalents	9,532	10,795	(19,426)
Cash and cash equivalents at beginning of year	27,512	16,717	36,143
Cash and cash equivalents at end of year	$37,044	$27,512	$16,717
Non-cash investing and financing activities:
Transfer of systems from property and equipment into inventory	$1,689	$4,885	$263
Property and equipment costs incurred but not paid included in accounts payable	$372	$227	$1,159
Supplemental cash flow information:
Cash paid for interest	$2,028	$1,643	$1,130
Cash paid for income taxes, net	$165	$61	$65